Exhibit 10(iii)(A)(10)

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THE INTERPUBLIC GROUP OF COMPANIES, INC., a Delaware corporation (the “Company”), hereby grants to the Participant named below shares of the Company’s common stock (the “Shares”), which are restricted (“Restricted Stock”). The terms and conditions of this Award of Restricted Stock (the “Award”) are set forth in this Award Agreement (the “Agreement”), and in The 2009 Non-Management Directors’ Stock Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.

Date of Award	Participant’s Name
Number of Shares
Restrictions	Subject to the restrictions set forth in Section 7.2 of the Plan, and the terms and conditions of this Agreement and the Plan, the Participant shall be the owner of record of the Shares granted under this Award and shall have all rights of a shareholder of the Company.
Lapse of Restrictions	Except as set forth in Sections 7.2, 7.3 and 9.3 of the Plan, the restrictions on the above-mentioned Shares of Restricted Stock shall lapse on the third anniversary of the date of Award.

The terms of the Plan are incorporated herein by reference. All capitalized terms that are not defined in this Agreement have the meanings set forth in the Plan. In case of any conflict between this Agreement and the Plan, the terms of the Plan shall control. Please review the rest of this Agreement and the Plan document, and execute the Agreement where indicated below.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Fabrizio Alcobe-Fierro

Vice President, Global Compensation

I have read this Agreement and the Plan, and I understand and agree to their terms and conditions.

Participant’s Signature, to be provided electronically

THE INTERPUBLIC GROUP OF COMPANIES, INC. 2009 NON-MANAGEMENT DIRECTORS’ STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

The following terms and conditions supplement the terms of the Plan:

Section 83(b) Election

Ordinarily, restricted Shares are not subject to U.S. federal income or employment taxes until the restrictions are lifted. However, the Participant may make an election (a “Section 83(b) election”) to be taxed (for U.S. federal income and employment tax purposes) on the fair market value of the Shares when the Award is granted. To make a Section 83(b) election, you must (i) file the Section 83(b) election with the IRS and the Company within 30 days after the date of the award set forth on the cover page and (ii) attach a copy of the Section 83(b) election to your tax return.

Please consult your tax adviser for more information about the consequences of making a Section 83(b) election.

Dividends

Any dividends or distributions that are paid with respect to the Shares granted under this Award (regardless of whether such dividends are paid in cash or Shares) shall be subject to the same risk of forfeiture (and restrictions, if the dividends are paid in Shares) as applies to the Shares granted under this Award.

•   Unless the Committee or its designee determines otherwise in its sole discretion, and except as set forth in Section 7.3 of the Plan (relating to death or Disability), if the Participant ceases to be a Director of Interpublic before the restrictions lapse, all dividends with respect to the Shares granted under this Award shall be forfeited.

•   If the Participant continues to serve as a Director of Interpublic until the restrictions lapse, (a) the restrictions on dividends and distributions paid in Shares shall be lifted as of the date the restrictions lapse and (b) dividends and distributions paid in cash shall be paid to the Participant (without interest) as soon as practicable, and no later than March 15th of the first calendar year that starts after the restrictions lapse.

Interpretation and Construction	This Agreement and the Plan shall be construed and interpreted by the Committee, in its sole discretion. Any interpretation or other determination by the Committee (including, but not limited to, correction of any defect or omission and reconciliation of any inconsistency in this Agreement or the Plan) shall be binding and conclusive.
Entire Understanding	This Agreement and the terms of the Plan constitute the entire understanding between the Participant and the Company regarding this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded.